As filed with the Securities and Exchange Commission on June 4, 2007

Registration Statement No. 333-129583

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Ormat Technologies, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	88-0326081
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6225 Neil Road, Suite 300 Reno, Nevada	89511
(Address of Principal Executive Offices)	(Zip Code)

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Ormat Technologies, Inc. 2004 Incentive Compensation Plan

(Full title of the plan)

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Connie Stechman
Vice President
Ormat Technologies, Inc.
6225 Neil Road, Suite 300
Reno, Nevada 89511
(775) 356-9029

(Name, address and telephone number, including area code, of agent for service)

_______________

Copies to:

Charles E. Hord, Esq.
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112
(212) 408-5100

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered(¹)	Proposed maximum offering price per share(²)	Proposed maximum aggregate offering price(²)	Amount of registration fee
Common Stock, par value $.001 per share	2,500,000 shares	$36.22	$90,550,000	$2,779.89
(¹) Shares to be registered are in addition to the 1,250,000 shares of Common Stock registered by the Company on November 9, 2005 (Registration Statement No. 333-129583).

(²)  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant's Common Stock as reported on The New York Stock Exchange  on June 1, 2007.

EXPLANATORY NOTE

On May 8, 2007, the shareholders of Ormat Technologies, Inc. (the “Company”) approved an amendment to the Company’s 2004 Incentive Compensation Plan (the “Plan”), which increased the number of shares reserved for issuance pursuant to the Plan by 2,500,000.

The purpose of this Registration Statement on Form S-8 is to register such additional shares for issuance under the Plan.

The Company has prepared this Registration Statement in accordance with the requirements of Form S-8.  Pursuant to General Instructions E to Form S-8, the contents of the November 9, 2005 Form S-8, Registration Statement No. 333-129583, filed by the Company with respect to the securities offered by the Company’s 2004 Incentive Compensation Plan, is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The Company hereby incorporates by reference in this Registration Statement the following documents:

(a)  The Company’s Registration Statement on Form S-8, Registration Statement No. 333-129583, dated November 9, 2005,

(b)  The Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and

(c)  The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

Item 8.    Exhibits

See Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 4, 2007.

ORMAT TECHNOLOGIES, INC.

By	/s/ Yehudit Bronicki Name: Yehudit Bronicki Title: Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Yehudit Bronicki Yehudit Bronicki	Chief Executive Officer, President (Principal Executive Officer) and Director	June 4, 2007

/s/ Joseph Tenne Joseph Tenne	Chief Financial Officer (Principal Financial and Accounting Officer)	June 4, 2007

/s/ Lucien Bronicki Lucien Bronicki	Chairman of the Board of Directors & Chief Technology Officer	June 4, 2007

/s/ Yoram Bronicki	Chief Operating Officer – North America & Director	June 4, 2007
Yoram Bronicki

/s/ Dan Falk Dan Falk	Director	June 4, 2007

EXHIBIT INDEX

5.1	Opinion of Chadbourne & Parke LLP, filed herewith.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, filed herewith.
23.2	Consent of Chadbourne & Parke LLP (contained in Exhibit 5.1), filed herewith.
99.1	Amendment to the Ormat Technologies, Inc. 2004 Incentive Compensation Plan.

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